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                                                                   EXHIBIT 3.1

            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF SYNOPSYS, INC.
                             a Delaware Corporation

                 (Pursuant to sections 242, 228 and 245 of the
                       Delaware General Corporation Law)

     Synopsys, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") does hereby certify that:

     FIRST: The name of the Corporation is Synopsys, Inc. and that the Corporation was originally incorporated on May 7, 1987 under the name Optimal Solutions, Inc. (Delaware) pursuant to the General Corporation Law; and

     SECOND: The following resolutions amending and restating the Corporation's Second Amended and Restated Certificate of Incorporation were approved by the Board of Directors of the Corporation at a special meeting held on January 14, 1992 and were duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by written consent of stockholders given in accordance with Section 228 of the General Corporation Law, with written notice given to stockholders who did not consent in writing:

          "Now, therefore, be it resolved that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

     The name of the corporation (herein called the "Corporation") is SYNOPSYS, INC.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE IV

         A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Fifty-Two Million (52,000,000) shares, par value of one cent ($.01) per share. Fifty Million (50,000,00) shares shall be Common Stock and Two Million (2,000,000) shares shall be Preferred Stock.

        B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Third Amended and Restated Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        C.  Common Stock.

        1. Divided Rights. Subject to any preferential dividend rights applicable to the shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

        2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the

                                       2.
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Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

        3.      Redemption. The Common Stock is not redeemable.

        4. Voting Rights. The holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

                                   ARTICLE V

        Except as otherwise provided in this Third Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                   ARTICLE VI

        The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

        Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX

        No action may be taken by the stockholders of the corporation without a meeting, and no consents in lieu of a meeting may be taken pursuant to Section 228 of the Delaware General Corporation Law.

                                       3.
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                                   ARTICLE X

        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                   ARTICLE XI

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, SYNOPSYS, INC. has caused this Third Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Assistant Secretary this 3rd day of March, 1992.

                                        SYNOPSYS, INC.

                                        /s/ Harvey C. Jones, Jr.
                                        --------------------------------
                                        HARVEY C. JONES, JR., President


ATTEST:

/s/ A. Brooke Seawell
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A. BROOKE SEAWELL, Assistant Secretary